Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated financial information and explanatory notes present how the combined financial statements of Home BancShares, Inc. (“Home” or the “Company”) and Happy Bancshares, Inc. (“Happy”) may have appeared had the businesses actually been combined. The unaudited pro forma combined consolidated financial information shows the impact of the merger of Home and Happy on the companies’ respective historical financial positions and results of operations under the acquisition method of accounting with Home treated as the acquiror. Under this method of accounting, the assets and liabilities of Happy will be recorded by Home at their estimated fair values as of the date the merger is completed. The unaudited pro forma combined consolidated balance sheet gives effect to the merger as if the transaction had occurred on September 30, 2021. The unaudited pro forma combined consolidated statements of income for the nine months ended September 30, 2021 and for the year ended December 31, 2020 give effect to the merger as if these transactions had been completed on January 1, 2020. The unaudited pro forma combined selected financial data is derived from such balance sheets and statements of income.

According to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated September 15, 2021, as amended October 18, 2021 and further amended November 8, 2021 between the Company, Centennial Bank (“Centennial”), the Company’s acquisition subsidiary, HOMB Acquisition Sub III, Inc., Happy, and its subsidiary bank, Happy State Bank (“HSB”) which was announced on September 15, 2021, the Happy shareholders will receive approximately 42.3 million shares of Home common stock upon the completion of the merger, representing 2.17 shares of Home common stock (the “Merger Consideration”) for each share of Happy common stock outstanding at the effective time of the merger (the “Effective Time”), which will include all unvested shares of restricted common stock of Happy outstanding at the Effective Time. No cash consideration will be paid in connection with the merger; however, Happy shareholders will receive cash payments in lieu of any fractional shares of Home common stock to which they are otherwise entitled in connection with the merger. The value of Home’s common stock for determining cash payments in lieu of fractional shares will be determined using a volume-weighted average closing price of Home’s common stock as reported on the New York Stock Exchange (“NYSE”) over the 20-trading day period ending on the third business day prior to the closing of the merger (the “Home Average Closing Price”).

Additionally, holders of options to purchase Happy common stock outstanding at the Effective Time will receive shares of Home common stock, together with any cash in lieu of fractional shares, for each such option equal to the product of (i) the number of shares of Happy common stock subject to the option, multiplied by (ii) the excess, if any, of the Merger Consideration value over the exercise price of the option, less applicable tax withholdings, divided by (iii) the Home Average Closing Price. Similarly, holders of stock appreciation rights of Happy outstanding at the Effective Time will receive a cash payment, without interest, equal to the product of (i) the number of shares of Happy common stock subject to the stock appreciation right, multiplied by (ii) the excess, if any, of the Merger Consideration value over the grant price of the stock appreciation right, less applicable tax withholdings. For purposes of these calculations, the Merger Consideration value will be determined using the Home Average Closing Price, multiplied by 2.17.

The unaudited pro forma combined consolidated financial information set forth below and the explanatory notes that follow are based upon assumptions that 19,412,518 shares of Happy common stock (the number of shares outstanding as of November 1, 2021) are outstanding on the closing date of the merger and that the Home Average Closing Price is equal to $24.05 per share, which represents the volume-weighted average closing price per share of Home’s common stock as reported on Nasdaq for the 20-trading day period ending on November 1, 2021.

The unaudited pro forma combined consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of both Home and Happy as of and for the periods indicated, which for Home are included in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2021, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 6, 2021, August 5, 2021 and November 4, 2021 (as amended on November 5, 2021), respectively, and for Happy, are included in Exhibit 99.3 to Home’s Current Report on Form 8-K filed with the SEC on September 13, 2021.

The unaudited pro forma combined consolidated financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of the period presented and had the impact of possible revenue enhancements and expense efficiencies, among other factors, been considered and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during this period. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma combined consolidated financial information, the preliminary determination of fair values of Happy’s assets acquired and liabilities assumed reflected in the pro forma combined consolidated financial information are subject to adjustment and may vary from the actual fair values assigned that will be recorded upon completion of the merger. Subsequent to the completion of the merger, Home will finalize its determination of the fair values of the acquired assets and assumed liabilities, which could significantly change both the amount and the composition of these estimated purchase accounting adjustments.

Unaudited Pro Forma Combined Consolidated Balance Sheet

As of September 30, 2021

	Home BancShares, Inc.	Happy Bancshares, Inc.	Pro Forma Adjustments		Pro Forma Combined

	(In thousands)
Assets
Cash and due from banks	$146,378	$104,500	$—		$250,878
Interest-bearing deposits with other banks	3,133,878	795,661	—		3,929,539

Cash and cash equivalents	3,280,256	900,161	—		4,180,417
Investment securities – available for sale, net of allowance for credit losses	3,150,608	1,551,812	—		4,702,420
Loans receivable	9,901,100	3,547,154	13,700	(c)	13,461,954
Allowance for credit losses	(238,673)	(40,305)	(36,695)	(d)	(315,673)

Loans receivable, net	9,662,427	3,506,849	(22,995)		13,146,281
Bank premises and equipment, net	276,972	157,689	—		434,661
Foreclosed assets held for sale	1,171	1,064	(200)	(e)	2,035
Cash value of life insurance	104,638	105,121	—		209,759
Accrued interest receivable	48,577	31,092	—		79,669
Deferred tax asset, net	69,724	3,535	11,900	(f)	85,159
Goodwill	973,025	129,791	326,043	(g)	1,428,859
Core deposit and other intangibles	26,466	11,518	13,695	(h)	51,679
Other assets	171,192	44,196	—		215,388

Total assets	$17,765,056	$6,442,828	$328,443		$24,536,327

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand and non-interest-bearing	$4,139,149	$1,734,237	$—		$5,873,386
Savings and interest-bearing transaction accounts	8,813,326	3,308,305	1,300		12,122,931
Time deposits	1,050,896	422,491	—		1,473,387

Total deposits	14,003,371	5,465,033	1,300	(i)	19,469,704
Securities sold under agreements to repurchase	141,002	—	—		141,002
FHLB and other borrowed funds	400,000	74,652	9,000	(j)	483,652
Accrued interest payable and other liabilities	113,721	47,627	11,000	(b)	172,348
Subordinated debentures	370,900	159,670	15,500	(k)	546,070

Total liabilities	15,028,994	5,746,982	36,800		20,812,776

Stockholders’ equity
Common stock	1,640	19,413	423	(a)	2,063
			(19,413)	(l)
Capital surplus	1,492,588	294,548	1,016,466	(a)	2,509,054
			(294,548)	(l)
Retained earnings	1,215,831	364,649	(364,649)	(l)	1,186,431
			(29,400)	(m)
Accumulated other comprehensive income	26,003	17,236	(17,236)	(l)	26,003

Total stockholders’ equity	2,736,062	695,846	291,643		3,723,551

Total liabilities and stockholders’ equity	$17,765,056	$6,442,828	$328,443		$24,536,327

(See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Statements)

Unaudited Pro Forma Combined Consolidated Income Statement

For the Nine Months Ended September 30, 2021

(In thousands, except per share data)	Home BancShares, Inc.	Happy Bancshares, Inc.	Pro Forma Adjustments		Pro Forma Combined
Interest income
Loans	$435,210	$141,955	$(5,299	)(n)	$571,866
Investment securities
Taxable	21,933	12,118	(4,200	)(r)	29,851
Tax-exempt	14,815	6,714	—		21,529
Deposits — other banks	2,234	901	—		3,135

Total interest income	474,192	161,688	(9,499)		626,381

Interest expense
Interest on deposits	19,781	6,090	(975	)(s)	24,896
FHLB and other borrowed funds	5,688	1,403			7,091
Securities sold under agreements to repurchase	399	—	—		399
Subordinated debentures	14,373	6,607	(2,578	)(t)	18,402

Total interest expense	40,241	14,100	(3,553)		50,788

Net interest income	433,951	147,588	(5,946)		575,593

Provision for credit losses	—	(11,820)	—		(11,820)
Provision for credit losses – unfunded commitments	(4,752)	(180)	—		(4,932)

Total credit loss (benefit) expense	(4,752)	(12,000)	—		(16,752)

Net interest income after provision for credit losses	438,703	159,588	(5,946)		592,345

Non-interest income
Service charges on deposit accounts	16,059	8,515	—		24,574
Other service charges and fees	25,318	10,675	(4,500	)(u)	31,493
Trust fees	1,445	7,736	—		9,181
Mortgage lending income	20,317	6,298	—		26,615
Insurance commissions	1,556	—	—		1,556
Increase in cash value of life insurance	1,548	1,913	—		3,461
Dividends from FHLB, FRB, FNBB & other	13,916	20	—		13,936
Gain on sale of SBA loans	1,588	—	—		1,588
Loss on sale of branches, equipment and other assets, net	(86)	—	—		(86)
Gain on OREO, net	1,266	285	—		1,551
Gain on securities, net	219	758	—		977
Fair value adjustment for marketable securities	7,093	(44)	—		7,049
Other income	15,366	6,502	—		21,868

Total non-interest income	105,605	42,658	(4,500)		143,763

Non-interest expense
Salaries and employee benefits	126,990	74,885	—		201,875
Occupancy and equipment	27,584	15,817	—		43,401
Data processing expense	17,787	9,208	—		26,995
Core deposit intangible amortization	1,006	1,230	661	(o)	2,897
Other operating expenses	48,100	22,684	—		70,784

Total non-interest expense	211,467	123,824	661		345,952

Income before income taxes	322,841	78,442	(11,107)		390,156
Income tax expense	77,177	14,332	(2,903	)(p)	88,606

Net income	$245,664	$64,090	$(8,204)		$301,550

Basic earnings per common share	$1.49	$3.27	—		$1.46

Diluted earnings per common share	$1.49	$3.25	—		$1.45

Average common shares outstanding	164,717	19,624	42,282	(q)	206,999
Average diluted shares outstanding	165,050	19,698	42,282	(q)	207,332

(See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Statements)

Unaudited Pro Forma Combined Consolidated Income Statement

For the Year Ended December 31, 2020

(In thousands, except per share data)	Home BancShares, Inc.	Happy Bancshares, Inc.	Pro Forma Adjustments		Pro Forma Combined
Interest income
Loans	$625,338	$178,890	$(7,065	)(n)	$797,163
Investment securities
Taxable	32,596	10,015	(5,600	)(r)	37,011
Tax-exempt	16,158	7,069	—		23,227
Deposits — other banks	1,849	1,177	—		3,026
Federal funds sold	21	—	—		21

Total interest income	675,962	197,151	(12,665)		860,448

Interest expense
Interest on deposits	63,110	12,807	(1,300	) (s)	74,617
Federal funds purchased	13	—	—		13
FHLB and other borrowed funds	9,506	2,580	—		12,086
Securities sold under agreements to repurchase	1,167	—	—		1,167
Subordinated debentures	19,611	7,094	(3,437	) (t)	23,268

Total interest expense	93,407	22,481	(4,737)		111,151

Net interest income	582,555	174,670	(7,928)		749,297

Provision for credit losses	112,264	23,350	—		135,614
Provision for credit losses – unfunded commitments		(312)	—		(312)

Total credit loss expense	112,264	23,038	—		135,302

Net interest income after provision for credit losses	470,291	151,632	(7,928)		613,995

Non-interest income
Service charges on deposit accounts	21,381	10,380	—		31,761
Other service charges and fees	30,686	10,498	(6,000	) (u)	35,184
Trust fees	1,633	8,985	—		10,618
Mortgage lending income	29,065	6,439	—		35,504
Insurance commissions	1,848	—	—		1,848
Increase in cash value of life insurance	2,200	3,562	—		5,762
Dividends from FHLB, FRB, FNBB & other	12,472	217	—		12,689
Gain on sale of SBA loans	645	—	—		645
Gain on sale of branches, equipment and other assets, net	326	—	—		326
Gain (loss) on OREO, net	1,132	(767)	—		365
Gain on securities, net	—	9,045	—		9,045
Fair value adjustment for marketable securities	(1,978)	47	—		(1,931)
Other income	12,376	4,252	—		16,628

Total non-interest income	111,786	52,658	(6,000)		158,444

Non-interest expense
Salaries and employee benefits	163,950	87,736	—		251,686
Occupancy and equipment	38,412	16,662	—		55,074
Data processing expense	19,032	10,275	—		29,307
Core deposit intangible amortization	5,844	1,040	1,481	(o)	8,365
Other operating expenses	77,136	27,423	—		104,559

Total non-interest expense	304,374	143,136	1,481		448,991

Income before income taxes	277,703	61,154	(15,409)		323,448
Income tax expense	63,255	10,625	(4,027	)(p)	69,853

Net income	$214,448	$50,529	$(11,382)		$253,595

Basic earnings per common share	$1.30	$2.72	—		$1.22

Diluted earnings per common share	$1.30	$2.71	—		$1.22

Average common shares outstanding	165,373	18,548	42,282	(q)	207,655
Average diluted shares outstanding	165,373	18,638	42,282	(q)	207,655

(See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Statements)

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma combined consolidated financial statements and explanatory notes show the impact on the historical financial condition and results of operations of Home resulting from the Happy acquisition under the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of Happy are recorded by Home at their respective fair values as of the date the transaction is completed. The unaudited pro forma combined consolidated balance sheets combine the historical financial information of Home as of September 30, 2021, and assume that the Happy acquisition was completed on that date. The unaudited pro forma combined consolidated statements of income for the nine months ended September 30, 2021 and for the year ended December 31, 2020, give effect to the Happy acquisition as if the transactions had been completed on January 1, 2020.

Since the transactions are recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to Home’s balance sheet. In addition, certain anticipated nonrecurring costs associated with the Happy acquisition such as potential severance, professional fees, legal fees and conversion-related expenditures are not reflected in the pro forma statements of income and will be expensed as incurred.

While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for credit losses and the allowance for credit losses (ACL), for purposes of the unaudited pro forma combined consolidated statement of income for the nine months ended September 30, 2021 and for the year ended December 31, 2020, Home assumed no adjustments to the historical amount of Happy’s provision for credit losses. If such adjustments were estimated, there could be a significant change to the historical amounts of provision for credit losses presented.

Note 2. Merger and Acquisition Integration Costs

The retail branch operations, commercial lending activities, along with all other operations of Happy’s bank subsidiaries HSB, will be integrated into Centennial. The operation integration and the system conversion for HSB are scheduled for the second quarter of 2022.

The specific details of the plan to integrate the operations of HSB will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment and service contracts to determine where we may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, and selling or otherwise disposing of certain premises, furniture and equipment. Home also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and the timing of these integration actions.

Note 3. Estimated Annual Cost Savings

Home expects to realize cost savings and to generate revenue enhancements from the Happy acquisition. Cost savings for Happy are projected at 33% of non-interest expense and are estimated to be $53.2 million, on a pre-tax basis, and $39.9 million, net of taxes, resulting in an increase of $0.19 to basic and diluted earnings per share. These cost savings and revenue enhancements are not reflected in the pro forma combined consolidated financial statements, and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note 4. Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined consolidated financial statements presented for Happy. All adjustments are based on current assumptions and valuations, which are subject to change. Unless otherwise noted, all adjustments are based on assumptions and valuations as of the merger agreement dates for the respective pending acquisitions and are subject to change.

(a)	This represents the estimated merger consideration of $1.02 billion in common stock of Home.

(b)	This represents the establishment of the ACL for Unfunded Commitments under the (“CECL”).

(c)	This adjustment represents Home’s estimate of the necessary adjustment of Happy’s loan portfolio to estimated fair value.

(d)	This adjustment represents the elimination of Happy’s allowance for loan losses as part of the purchase accounting adjustments and the establishment of the ACL under CECL.

(e)	This adjustment represents Home’s estimate of the necessary write down of Happy’s foreclosed assets due to the manner in which these assets would be resolved by the acquirer.

(f)

This adjustment is for the current and deferred income tax assets and liabilities recorded to reflect the differences in the carrying values of the acquired assets and assumed liabilities for financial reporting purposes and the cost basis for U.S. federal income tax purposes at Home’s statutory federal and state income tax rate of 26.135%. Additionally, this adjustment includes the deferred tax asset (DTA) on the established ACL under CECL.

(g)	The consideration paid for Happy exceeds the fair value of the assets received; therefore, Home expects to record $455.8 million of goodwill.

(h)

This intangible asset represents the value of the relationships Happy had with its deposit customers. The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base, and the net maintenance cost attributable to customer deposits.

(i)	The fair value of deposits is estimated based on current market rates for similar products.

(j)	The fair value of FHLB borrowed funds is estimated based on borrowing rates currently available to Home for borrowings with similar terms and maturities.

(k)	This adjustment represents Home’s estimate of the necessary adjustment of Happy’s trust preferred and subordinated debentures to estimated fair value.

(l)	This adjustment represents the elimination of the historical equity of Happy as part of the purchase price adjustment.

(m)	This adjustment represents the equity impact of the establishment of the ACL on Happy’s portfolio under CECL.

(n)

Upon the completion of the merger, the Company will evaluate the acquired loan portfolio to finalize the necessary credit and interest rate fair value adjustments. Subsequently, the interest rate portion of the fair value adjustment will be accreted into earnings as an adjustment to the yield of such acquired loans. This adjustment represents the Company’s best estimate of the expected accretion that would have been recorded in 2020 and the first nine months of 2021 assuming the merger closed on January 1, 2020. Subsequent to the closing of the transaction, the amount and timing of the estimated accretion of this purchase accounting adjustment could be revised significantly.

(o)

This adjustment represents the expected amortization during 2020 and the first nine months of 2021 of the core deposit intangible asset expected to be acquired in the merger, assuming the transaction closed on January 1, 2020. The estimated useful life of this intangible asset is estimated to be ten years. This intangible asset will be amortized using the straight-line method of amortization.

(p)	This adjustment represents income tax expense on the pro forma adjustments at the Home’s statutory U.S. federal and state income tax rate of 26.135%.

(q)

Pro forma weighted average common shares outstanding assumes 19,412,518 shares of Happy common stock outstanding at the time of the merger, the issuance of 2.17 shares of Home common stock for every share of Happy common stock outstanding at the time of the merger, the issuance of an aggregate of 157,125 shares of Home common in settlement of all in-the-money Happy stock options outstanding at the time of the merger, assuming a Home Average Closing Price (defined below) of $24.05 (equal to the volume-weighted average closing price per share of Home’s common stock as reported on Nasdaq for the 20 consecutive trading day period ending on November 1, 2021), and that all 448,211 Happy stock options outstanding on November 1, 2021 remain outstanding at the time of the merger.

In accordance with the Merger Agreement, Happy shareholders will receive, in exchange for each share of Happy common stock, 2.17 shares of Home common stock, and holders of Happy stock options outstanding at the time of the merger having an exercise price below the Merger Consideration value will receive, upon cancellation and conversion of each such option, a number of shares of Home common stock equal to the excess of the Merger Consideration value over the exercise price of each option, divided by the value of Home’s common stock at the time of the merger. For purposes of this calculation, the Merger Consideration value and the value of Home’s common stock at the time of the merger will be determined using a volume-weighted average closing price of Home’s common stock as reported on the NYSE over the 20 consecutive trading day period ending on the third business day prior to the closing of the merger.

(r)	This adjustment represents accretion of investment securities discount from estimated fair value adjustment.

(s)	This adjustment represents amortization of deposit premium resulting from estimated fair value adjustment over the remaining terms to maturity of deposits.

(t)	This adjustment represents amortization of subordinated debentures premium resulting from estimated fair value adjustment.

(u)	This adjustment represents estimated reduction in income due to Durbin limitations.

Note 5. Reclassifications

Certain items within the pro forma financial statements for Happy Bancshares, Inc. have been reclassified to conform to the presentation of the financial statements for Home BancShares, Inc. and provide more comparative information. These reclassifications had no effect on net income or stockholders’ equity.